CSFB-2003-AR18-6ML-V1 - Price/Yield - IIIA1_FC	CSFB 2003-AR18 CLASS [III-A-1]

Balance	CONTACT DESK	Delay	24	WAC(3)	4.8435
Coupon*	4.3972	Dated	6/1/2003	NET(3)	4.41725
Settle	6/30/2003	First Payment	7/25/2003	WAM(3)	357

*PAYS GROUP NET WAC LESS [0.02%]  - APPROX. NET RESET MARGIN OF [1.57%] (CALC. AS OF CUT-OFF DATE COLL. INFO.)

RUN TO 5% CALL

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	20 CPR, Call (Y)	22 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	37 CPR, Call (Y)	40 CPR, Call (Y)	50 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
102-28	2.288	2.164	2.027	1.967	1.872	1.703	1.514	1.434	1.307	0.829
102-29	2.283	2.158	2.018	1.958	1.862	1.690	1.499	1.418	1.289	0.805
102-30	2.278	2.151	2.010	1.949	1.852	1.677	1.484	1.402	1.272	0.782
102-31	2.273	2.145	2.002	1.940	1.841	1.665	1.469	1.386	1.254	0.758
103-00	2.268	2.138	1.993	1.930	1.831	1.652	1.454	1.370	1.237	0.735
103-01	2.264	2.132	1.985	1.921	1.821	1.640	1.439	1.354	1.219	0.711
103-02	2.259	2.125	1.977	1.912	1.810	1.627	1.424	1.338	1.202	0.688
103-03	2.254	2.119	1.968	1.903	1.800	1.615	1.409	1.322	1.184	0.665
103-04	2.249	2.113	1.960	1.894	1.790	1.602	1.394	1.306	1.166	0.641
103-05	2.245	2.106	1.952	1.885	1.779	1.590	1.379	1.290	1.149	0.618
103-06	2.240	2.100	1.943	1.876	1.769	1.577	1.365	1.274	1.131	0.594
103-07	2.235	2.093	1.935	1.867	1.759	1.565	1.350	1.258	1.114	0.571
103-08	2.230	2.087	1.927	1.858	1.749	1.552	1.335	1.242	1.096	0.548
103-09	2.225	2.080	1.919	1.849	1.738	1.540	1.320	1.226	1.079	0.525
103-10	2.221	2.074	1.910	1.840	1.728	1.527	1.305	1.210	1.062	0.501
103-11	2.216	2.068	1.902	1.831	1.718	1.515	1.290	1.194	1.044	0.478
103-12	2.211	2.061	1.894	1.822	1.707	1.502	1.275	1.179	1.027	0.455

Spread @ Center Price	121.0	107.4	92.1	85.5	75.1	56.3	35.5	26.7	12.7	-39.8
WAL	7.371992	5.245010	3.971192	3.595911	3.130158	2.543316	2.110006	1.968216	1.781187	1.317449
Mod Durn	6.33	4.69	3.64	3.33	2.93	2.41	2.02	1.89	1.72	1.29
Principal Window	Jul03 - Feb24	Jul03 - Feb19	Jul03 - Aug15	Jul03 - Jul14	Jul03 - Mar13	Jul03 - Jul11	Jul03 - Mar10	Jul03 - Oct09	Jul03 - Mar09	Jul03 - Oct07

LIBOR_6MO	1.039	1.039	1.039	1.039	1.039	1.039	1.039	1.039	1.039	1.039
LIBOR_1YR	1.064	1.064	1.064	1.064	1.064	1.064	1.064	1.064	1.064	1.064
CMT_1YR	0.943	0.943	0.943	0.943	0.943	0.943	0.943	0.943	0.943	0.943

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY